UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 18, 2013

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Mississippi	01-12103	64-0709834
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530
(Address of Principal Executive Offices)	(Zip Code)

(228) 435-5511

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Addresss, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act ( 17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Item 5.07. Results of Shareholder Vote

The Annual Meeting of Shareholders of Peoples Financial Corporation was held on April 16, 2013. There were 5,136,918 shares entitled to vote at the Annual Meeting. Except in the election of directors, each share of common stock entitles the holder thereof to one vote on each matter presented at the Annual Meeting. In the election of directors, each shareholder may vote his shares cumulatively by multiplying the number of shares he is entitled to vote by the number of directors to be elected. The matters voted upon and the results of the vote were:

(a) Election of five directors to hold office for a term of one year:

	Approve	Disapprove	Abstain	Not Voted (1)	Outstanding
Drew Allen	4,056,260.674	—	540.803	1,080,116.523	5,136,918.000
Rex E. Kelly	4,053,987.005	—	604.472	1,082,326.523	5,136,918.000
Dan Magruder	4,056,260.674	—	540.803	1,080,116.523	5,136,918.000
Jeffrey H. O’Keefe	4,056,260.674	—	540.803	1,080,116.523	5,136,918.000
Chevis C. Swetman	4,056,260.674	—	540.803	1,080,116.523	5,136,918.000

(1)	Includes broker non-votes of 327,929.492 for nominee Kelly and 325,719.492 for all other nominees.

(b) Appointment of Porter Keadle Moore, LLC as the independent public accountants:

Approve	4,270,214.282
Disapprove	8,985.000
Abstain	103,320.687
Not Voted	754,398.031

Total Shares Outstanding	5,136,918.000

(c) Non-binding resolution approving compensation of named executive officers:

Approve	4,023,523.325
Disapprove	32,776.012
Abstain	16,685.632
Not Voted	1,063,933.031	(1)

Total Shares Outstanding	5,136,918.000

(1)	Includes broker non-votes of 309,536.000

(d) Non-binding resolution on frequency on approval of compensation of named executive officers:

One Year	1,015,288.491
Two Years	40,129.435
Three Years	2,952,794.997
Abstain	64,770.047
Not Voted	1,063,935.030	(1)

Total Shares Outstanding	5,136,918.000

(1)	Includes broker non-votes of 309,539.999

(e) Transaction of other business:

Approve	3,697,969.034
Disapprove	618,794.000
Abstain	65,755.935
Not Voted	754,399.031

Total Shares Outstanding	5,136,918.000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2013

PEOPLES FINANCIAL CORPORATION

By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO